EXHIBIT (P)(1)

                              CODE OF ETHICS FOR
                                 DEVCAP TRUST
                            AS AMENDED AND RESTATED
                                 JUNE 14, 2000


     DEVCAP Trust (the "Investment Company") has determined to adopt this Code of Ethics (the "Code"), to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1 (b) (1) under the Investment Company Act of 1940, as amended (the "1940 Act").

I.   DEFINITIONS

     A. An "Access Person" means (i) any Trustee, Director, officer or Advisory Person (as defined below) of the Investment Company or any investment adviser thereof, or (ii) any director or officer of a principal underwriter of the Investment Company who in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Investment Company for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Investment Company regarding the purchase or sale of securities; or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Investment Company, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendations shall be made to the Investment Company or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Investment Company.

     B. An "Advisory Person" means any employee of the Investment Company or any investment adviser thereof (or of any company in a control relationship to the Investment Company or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Investment Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Investment Company or adviser who obtains information regarding the purchase or sale of securities.

     C. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Investment Company.

     D. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a) (1) of such Rule) of the Securities Exchange Act of 1934.

     E.   "Control" shall have the same meaning as set forth in Section 2 (a)
          (9) of the 1940 Act.

     F. "Disinterested Trustee" means a Trustee who is not an "interested person" of the Investment Company within the meaning of Section 2 (a)
          (19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer or employee of any investment adviser of the Investment Company, or owner of 5% or more of the outstanding stock of any investment adviser of the Investment Company. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2 (a) (19) (1) under the 1940 Act.

     G. "Review Officer" is the person designated by the Investment Company's Board of Trustees to monitor the overall compliance with this Code.
          In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of the Investment Company. As of the date hereof, the Review Officer is a designee of Sunstone Financial Group, Inc.

     H. "Preclearance Officer" is the person designated by the Investment Company's Board of Trustees to provide preclearance of any personal security transaction as required by this Code. As of the date hereof, the Preclearance Officer is Joseph St. Clair.

     I. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

     J. "Security" shall have the meaning as set forth in Section 2 (a) (36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the U.S. Government (or any other "other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market Instruments as may be designated by the Trustees of the Investment Company, and shares of registered open-end investment companies.

     K. A security is "being considered for purchase or sale when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


II.  STATEMENT OF GENERAL PRINCIPLES

     The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

     Each Access Person shall:

     A. at all times, place the interests of the Investment Company before his or her personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his or her position with or on behalf of the Investment Company.


III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     A.   Blackout Periods

          1. No Access Person (other than a Disinterested Trustee) shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she has actual knowledge that the Investment Company has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

          2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Investment Company trades (or has traded) in that security.

     B.   Initial Public Offerings

          No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

     C.   Private Placements

          With regard to private placements, each Advisory Person shall:

          1. obtain express prior written approval from the Review Officer for any acquisition of securities in a private placement (the Review Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his or her position with the Investment Company); and

          2. after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Investment Company.

          If the Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

     D.   Short-Term Trading Profits

          No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Investment Company's Board of Trustees approves otherwise, be disgorged as directed by the Investment Company's Board of Trustees.

     E.   Gifts

          No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.

     F.   Service as Directors or Trustees

          1. No Advisory Person shall serve on a board of directors or trustees of a publicly traded company without prior authorization from the Board of Trustees of the Investment Company, based upon a determination that such board service would be consistent with the interests of the Investment Company and its investors.

          2. If board service of an Advisory Person is authorized by the Board of Trustees of the Investment Company such Advisory Person shall be isolated from the investment-making decisions of the Investment Company with respect to the companies of which he or she is a director or trustee.

     G.     Exempted Transactions

          The prohibitions of Section III shall not apply to:

          1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          2. purchases or sales that are non-volitional on the part of the Access Person or the Investment Company, including mergers, recapitalization or similar transactions;

          3. purchases which are part of an automatic divided reinvestment plan;

          4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Investment Company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Investment Company or client, and (c) not representing any danger of the abuses proscribed by Rule l7j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Investment Company; and

          6. purchases and sales in which an Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she did not have actual knowledge that the Investment Company had a pending "buy" and "sell" order in that same security. This paragraph applies to any Access Person who, in the ordinary course of his or her business, does not make, participate in or obtain information regarding the purchase or sale of securities for the Investment Company. With respect to the Investment Company, certain of the Access Persons are not in a position to obtain this information.

IV.   COMPLIANCE PROCEDURES

     A.   Preclearance

          An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

          1.   such purchase or sale has been approved by the Preclearance
               Officer;

          2. the approved transaction is completed on the same day approval is received; and

          3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

          Each Access Person may effect total purchases and sales of any individual security of an S&P 500 company involving less than $100,000, or of any individual NASDAQ security (other than S&P 500 companies securities) involving less than $50,000 within any six month period without preclearance from the Board of Trustees or the Preclearance Officer, provided that:

          4. The six month period is a "rolling" period, i.e., the limit is applicable between any two dates which are six months apart;

          5. Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the limits described in this section has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures; and

          6. Although preclearance is not required for personal transactions in securities which fall into this exception, these trades must still be reported on a quarterly basis pursuant to Section IV hereunder, if such transactions are reportable.

          7. Access Persons need not obtain approval for transactions involving 500 shares or less of securities (i) with an average monthly trading volume of 100 million shares or more, or (ii) of an issuer that has a market capitalization (outstanding shares multiplied by current price per share) of $1 billion or greater). In addition, an Access Person need not obtain written permission to engage in (i) exempted transactions, as set forth in Section III.G, or (ii) transactions involving securities which are excluded from the definition of "Security" as defined in this Code.

     B.   Reporting

          1. Coverage: All Access Persons must submit the reports attached hereto and as set forth below. Attached hereto as Attachment B, is an Access Person List, which provides a list of Access Persons of the Trust. In addition, a Certification to the Board of Trustees as described below must be submitted on Attachment D.

          2.
               a)   Initial and Annual Holdings Reports (Attachment C)

                    All Access Persons must file a completed Initial and Annual Holdings Report (to be updated by filing a Transaction/New Account Report, in the form of Attachment C hereto, within ten days (10) of commencement of their employment, or otherwise becoming subject to this Code, and thereafter on an annual basis following the end of the calendar year in compliance with Rule 17j-1. The information must be current as of a date not more than 30 days before the report is submitted.

                    New employees will be required to provide a listing of all non-exempt securities holdings, as of the date of commencement of employment, as well as a listing of all outside brokerage accounts.

               b)   Transaction/New Account Report (Attachment A)

                    All Access Persons must file a completed Transaction/New Account Report, in the form of Attachment A hereto, within ten (10) calendar days after (i) opening an account with a broker, dealer or bank in which covered securities are held, or (ii) entering into any personal securities transactions in which an Access Person has any direct or indirect beneficial ownership.

                    Access Persons must file a Report during the time frame described above even if such person made no purchases or sales of securities during the period covered by the report. Any officer or director exempt from preclearance is subject to the quarterly reporting requirements.

               c)   Quarterly Transaction Reports (Attachment A)

                    Rule 17j-1 requires Access Persons to report personal securities transactions to the Designated Supervisory Person at least quarterly ("quarterly transaction reports") by filing a completed Transaction/New Account Report.
                    Quarterly transaction reports are required to be submitted no later than ten (10) days after the end of the calendar quarter.

                    An Access Person who by virtue of being a trustee is an Independent Trustee shall be required to report a transaction on Attachment A only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his/her official duties as trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased, or sold by such company or was being considered for purchase or sale by such company or its investment adviser or sub-adviser.

               d)   Access Person Certification Form (Attachment D)

                    In accordance with the Access Person Certification Form (the "Certification"), attached hereto as Attachment D, all trustees, officers, Access Persons and all employees of the Trust must certify that they have read thoroughly, understand and agree to abide by the conditions set forth in the Trust's Code of Ethics and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

                    All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

     C.   Review

          In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.G hereunder. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

     D.   Disclosure of Personal Holdings

          All Advisory Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

V.   REQUIREMENTS FOR DISINTERESTED TRUSTEES

     A. Every Disinterested Trustee shall file with the Review Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required hereunder with respect to transactions (other than exempted transactions listed under Section III.G hereunder) in any securities in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Trustee, at the time of that transaction, knew or should have known, in the ordinary cause of pursuing his or her official duties as Trustee, that during the 15 day period immediately preceding or after the transaction by the Trustee:

          1. such security was being purchased or sold by the Investment Company; or
          2. such security was being considered for purchase or sale by the Investment Company.
          3. All Disinterested Trustees shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

     B. Notwithstanding the preceding section, any Disinterested Trustee may at his or her option, report the information described in
          Section IV. hereunder with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Investment Company in such securities.

VI.   REVIEW BY THE BOARD OF TRUSTEES

     At least annually, the Review Officer shall report to the Board of Trustees regarding:

     A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

     B. Any recommended changes to the Investment Company's Code of Ethics of procedures; and

     C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VII.  SANCTIONS

     A.   Sanctions for Violations by Access Persons

          If the Review Officer determines that a violation of this Code has. occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereof shall be reported periodically to the Board of Trustees.

     B.   Sanctions for Violations by Disinterested Trustees

          If the Review Officer determines that any Disinterested Trustee has violated this Code, he or she shall so advise the President of the Investment Company and also a committee consisting of the Disinterested Trustees (other than the person whose transaction is an issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of the Investment Company which shall impose such sanctions as it deems appropriate.

VIII. MISCELLANEOUS

     A.   Access Persons

          The Review Officer of the Investment Company will identify all Access Persons who are under a duty to make reports to the Investment Company and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     B.   Records

          The Investment Company's administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

          1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

     C.   Confidentiality

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.   Interpretation of Provisions

          The Board of Trustees of the Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.


ATTACHMENT A
-------------
                                                           DEVCAP TRUST
                                                  TRANSACTION/NEW ACCOUNT REPORT
                                                    OF SECURITIES TRANSACTIONS
                                            FOR QUARTER ENDING                 , 2000
                                                               ----------------

To:
    ----------------------
During the quarter referred to above, the following transactions were effected in securities which are required to be reported by the Fund's Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, as amended, where I had, or by reason of such transactions acquired, direct or indirect beneficial ownership.
Note: In lieu of entering the information requested below, you may attach a copy of each confirmation statement or monthly account statements from the broker, dealer, or bank maintaining your securities account(s).


NAME OF           DATE ACCOUNT                    PURCHASE OR    NO. OF SHARES OR     PURCHASE/SALE      BROKER, DEALER
SECURITY/CUSIP    ESTABLISHED      TRADE DATE     SALE           PRINCIPAL AMOUNT     PRICE              OR BANK
NUMBER                                                           OF SECURITY
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

Fill out all trade details completely.  The date should include the month, day and year.  If no reportable transactions have occurred, please answer "NONE."
This report excludes (1) transactions of which I had no direct or indirect influence or control, (2) other transactions not required to be reported (i.e., U.S. Government securities, commercial paper, bank obligations and shares in open end investment companies), and (3) is not an admission that I have or had any direct beneficial ownership of the securities listed above.


-------------------------------------                            -------------------------------------
Date Filed                                                       Signature

-------------------------------------                            -------------------------------------
Reason for Approval                                              Print Name

-------------------------------------                            -------------------------------------
Approval Date                                                    Title

                                                                 Permission Denied
                                                                                   -------------------

                                                                 Denial Date
                                                                            --------------------------





                                                           ATTACHMENT B
                                                           DEVCAP TRUST
                                                          CODE OF ETHICS
                                                INITIAL AND ANNUAL HOLDINGS REPORT
Name/Address
of Broker-               Account        Account Security          Date Account               Number of
Dealer or Bank           Name           Number     Description             Established                Securities Held
--------------           -----          ------     -----------             -----------                ---------------




     Attached are the covered securities beneficially owned by me as of the date of this Initial and Annual Holdings Report.


----------------------------
Print or Type Name

----------------------------
Signature

----------------------------
Date


                                  ATTACHMENT C
                                 -------------
                                  DEVCAP TRUST
                               ACCESS PERSON LIST
     The following Covered Persons are considered Access Persons, as defined in Rule 17j-1 of the 1940 Act, under the DEVCAP Trust Code of Ethics.
     ACCESS PERSONS INCLUDE: ANY DIRECTOR, OFFICER, OR GENERAL PARTNER OF THE FUND OR OF THE FUND'S INVESTMENT ADVISER, OR ANY EMPLOYEE OF THE FUND OR OF THE FUND'S INVESTMENT ADVISER OR ANY DIRECTOR, OFFICER, OR GENERAL PARTNER OF THE PRINCIPAL UNDERWRITER OF THE FUND1.

Dated:                   , 2000.
      ------------------


-----------------------------------------
1/ The actual names of the Access Persons will be provided supplementally. A list of such names will be kept with the Board of Trustees of the Trust, and may be amended from to time, as required.

                                  ATTACHMENT D
                                  ------------

                                  DEVCAP TRUST
                                 CODE OF ETHICS

                        INITIAL AND ANNUAL CERTIFICATION
                             BY ACCESS PERSONS AND
                      CERTIFICATION TO DEVCAP TRUST BOARD

     DEVCAP Trust (the "Trust") requires that all directors, officers and employees of the Trust ("Access Persons") certify that they have read thoroughly, understand and agree to abide by the conditions set forth in the Trust's Code of Ethics (the "Code"). If such employees are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports to the Designated Supervisory Persons, listing all personal securities transactions in Covered Securities2 for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. Access Persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions within five business days following the date of such purchase, directly to the Compliance Officer who compares them to the required Transaction/New Account Reports. Additionally, the Designated Supervisory Persons undertake a quarterly review of all Access Person's personal securities transactions.

     I have read and understand the Code of Ethics. I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.


     ------------------------------             -------------, 2000
     Type or Print Name                         Date

     ------------------------------
     Signature of Access Person

     The undersigned hereby certifies that the Trust has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating the Trust's Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.


     ------------------------------             -------------, 2000
     Designated Supervisory Person              Date
     DEVCAP Trust


------------------------------------------
2 Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C.80a-2(a)(36)], except that it does not include:
          (i)  Direct obligations of the Government of the United States;
          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
                         (iii)     Shares issued by open-end funds.

                                  ATTACHMENT E
                                 -------------

                   ACCESS PERSON PRECLEARANCE REQUEST FORM
                   ---------------------------------------
     DESIGNATED SUPERVISORY PERSON:

     ON EACH OF THE DATES PROPOSED BELOW, I HEREBY REQUEST PERMISSION TO EFFECT A TRANSACTION IN THE SECURITIES INDICATED BELOW ON BEHALF OF MYSELF, MY IMMEDIATE FAMILY (AS DEFINED IN THE CODE OF ETHICS OF DEVCAP TRUST (THE "CODE") ADOPTED PURSUANT TO RULE 17J-1 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, TRUSTS OF WHICH I AM TRUSTEE OR ANOTHER ACCOUNT IN WHICH I HAVE A BENEFICIAL INTEREST OR LEGAL TITLE, AND WHICH ARE REQUIRED TO BE PRE-APPROVED PURSUANT TO THE CODE.




                                   (USE APPROXIMATE DATES AND AMOUNTS OF PROPOSED TRANSACTIONS.)
-------------------------------------------------------------------------------------------------------------------------

                                     NO. OF                                 NATURE OF
                PROPOSED             SHARES OR          DOLLAR              TRANSACTION          BROKER/
NAME OF         DATE OF              PRINCIPAL          AMOUNT OF           (PURCHASE,           DEALER OR
SECURITY        TRANSACTION          AMOUNT             TRANSACTION         SALE, OTHER)         BANK              PRICE
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                             PRINT
                                             NAME:
                                                   ----------------------------


                                             TITLE:
                                                   ----------------------------

DATE
FILED:                                       SIGNATURE:
      --------------------------                       ------------------------

REASON PERMISSION                            PERMISSION DENIED
GRANTED:
        ------------------------

APPROVAL                                     DENIAL
DATE:                                        DATE:
     ---------------------------                  -----------------------------